EXHIBIT 99.2

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	(Unaudited) At March 31, 2011	At September 30, 2010

CURRENT ASSETS
Cash and equivalents	$208,337	$169,802
Accounts receivable, net of allowances of $6,419 and $6,581	293,172	252,029
Contract costs and recognized income not yet billed, net of progress payments of $4,663 and $1,423	62,878	63,155
Inventories, net	270,501	268,801
Prepaid and other current assets	54,758	55,782
Assets of discontinued operations	1,543	1,079

Total Current Assets	891,189	810,648
PROPERTY, PLANT AND EQUIPMENT, net	337,198	314,926
GOODWILL	360,268	357,221
INTANGIBLE ASSETS, net	231,642	233,011
OTHER ASSETS	31,915	27,907
ASSETS OF DISCONTINUED OPERATIONS	5,136	5,803

Total Assets	$1,857,348	$1,749,516

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$8,579	$20,901
Accounts payable	186,358	185,165
Accrued liabilities	77,088	124,700
Liabilities of discontinued operations	4,323	4,289

Total Current Liabilities	276,348	335,055
LONG-TERM DEBT, net of debt discount of $21,139 and $30,650	666,995	503,935
OTHER LIABILITIES	197,482	191,365
LIABILITIES OF DISCONTINUED OPERATIONS	7,282	8,446

Total Liabilities	1,148,107	1,038,801

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	709,241	710,715

Total Liabilities and Shareholders’ Equity	$1,857,348	$1,749,516

GRIFFON CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(Unaudited)

			CAPITAL IN EXCESS OF PAR VALUE	RETAINED EARNINGS			ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	DEFERRED ESOP COMPENSATION	Total
	COMMON STOCK				TREASURY SHARES

(in thousands)	SHARES	PAR VALUE			SHARES	COST

Balance at 9/30/2010	74,580	$18,645	$460,955	$431,584	12,466	$(213,560)	$17,582	$(4,491)	$710,715

Net income (loss)	—	—	—	(15,681)	—	—	—	—	(15,681)
Common stock issued for options exercised	3	1	20	—	—	—	—	—	21
Tax benefit/credit from the exercise/forfeiture of stock options	—	—	8	—	—	—	—	—	8
Amortization of deferred compensation	—	—	—	—	—	—	—	372	372
Restricted stock awards granted, net	1,387	347	(347)	—	—	—	—	—	—
ESOP purchase of common stock	—	—	—	—	—	—	—	(8,310)	(8,310)
ESOP distribution of common stock	—	—	152	—	—	—	—	—	152
Stock-based compensation	—	—	4,647	—	—	—	—	—	4,647
Translation of foreign financial statements	—	—	—	—	—	—	16,466	—	16,466
Pension other comprehensive income amort, net of tax	—	—	—	—	—	—	851	—	851

Balance at 3/31/2011	75,970	$18,993	$465,435	$415,903	12,466	$(213,560)	$34,899	$(12,429)	$709,241

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,

	2011	2010	2011	2010

Revenue	$476,129	$313,977	$890,531	$619,134
Cost of goods and services	374,986	244,907	701,529	479,783

Gross profit	101,143	69,070	189,002	139,351

Selling, general and administrative expenses	84,363	64,055	164,808	126,016
Restructuring and other related charges	1,212	1,220	2,605	2,231

Total operating expenses	85,575	65,275	167,413	128,247

Income from operations	15,568	3,795	21,589	11,104

Other income (expense)
Interest expense	(11,319)	(3,729)	(22,542)	(6,699)
Interest income	97	192	166	254
Gain (loss) from debt extinguishment, net	(26,164)	12	(26,164)	(6)
Other, net	1,177	589	3,262	1,216

Total other income (expense)	(36,209)	(2,936)	(45,278)	(5,235)

Income (loss) before taxes and discontinued operations	(20,641)	859	(23,689)	5,869
Benefit for income taxes	(6,640)	(1,175)	(8,008)	(345)

Income (loss) from continuing operations	(14,001)	2,034	(15,681)	6,214

Discontinued operations:
Income from operations of the discontinued Installation Services business	—	(1)	—	169
Provision for income taxes	—	—	—	59

Income from discontinued operations	—	(1)	—	110

Net income (loss)	$(14,001)	$2,033	$(15,681)	$6,324

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.24)	$0.03	$(0.26)	$0.11
Income from discontinued operations	0.00	0.00	0.00	0.00
Net income (loss)	(0.24)	0.03	(0.26)	0.11
Weighted-average shares outstanding	59,280	58,977	59,277	58,906

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.24)	$0.03	$(0.26)	$0.10
Income from discontinued operations	0.00	0.00	0.00	0.00
Net income (loss)	(0.24)	0.03	(0.26)	0.11
Weighted-average shares outstanding	59,280	59,939	59,277	59,769

Note: Due to rounding, the sum of earnings per share of Continuing operations and Discontinued operations may not equal earnings per share of Net income.

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended March 31,

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,681)	$6,324
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Income from discontinued operations	—	(110)
Depreciation and amortization	29,378	20,208
Fair value write-up of acquired inventory sold	15,152	—
Stock-based compensation	4,647	2,935
Provision for losses on accounts receivable	709	1,138
Amortization/write-off of deferred financing costs and debt discounts	3,677	2,711
Loss from debt extinguishment, net	26,164	6
Deferred income taxes	(2,539)	(4,384)
Gain on sale/disposal of assets	(380)	—
Change in assets and liabilities, net of assets and liabilities acquired:
Increase in accounts receivable and contract costs and recognized income not yet billed	(37,789)	(26,170)
(Increase) decrease in inventories	(14,705)	1,998
Decrease in prepaid and other assets	2,575	4,170
Decrease in accounts payable, accrued liabilities and income taxes payable	(44,114)	(3,724)
Other changes, net	(2,793)	409

Net cash provided by (used in) operating activities	(35,699)	5,511

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(41,737)	(17,689)
Acquired business, net of cash acquired	(855)	—
Funds restricted for capital projects	3,875	—
(Increase) decrease in equipment lease deposits	(351)	28
Proceeds from sale of investment	1,333	—

Net cash used in investing activities	(37,735)	(17,661)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	637,737	100,000
Payments of long-term debt	(498,771)	(53,897)
Increase in short-term borrowings	2,022	—
Financing costs	(21,239)	(4,145)
Purchase of ESOP shares	(8,310)	—
Exercise of stock options	20	285
Tax benefit from exercise of options/vesting of restricted stock	23	99
Other, net	(94)	37

Net cash provided by financing activities	111,388	42,379

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used in operating activities	(561)	(269)

Net cash used in discontinued operations	(561)	(269)
Effect of exchange rate changes on cash and equivalents	1,142	(2,351)

NET INCREASE IN CASH AND EQUIVALENTS	38,535	27,609
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	169,802	320,833

CASH AND EQUIVALENTS AT END OF PERIOD	$208,337	$348,442

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)
(Unaudited)

(Unless otherwise indicated, references to years or year-end refer to Griffon’s fiscal period ending September 30)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

About Griffon Corporation

Griffon Corporation (the “Company” or “Griffon”), is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. Griffon, to further diversify, also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.

Griffon operates through three business segments: Home & Building Products, Telephonics Corporation and Clopay Plastic Products Company.

•	Home & Building Products (“HBP”) consists of:

-

Clopay Building Products Company (“CBP”), a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains; and

-

Ames True Temper, Inc. (“ATT”), acquired by Griffon on September 30, 2010, is a global provider of non-powered landscaping products that make work easier for homeowners and professionals. Due to the timing of the acquisition, none of ATT’s 2010 results of operations were included in Griffon’s results for the year ended September 30, 2010.

•

Telephonics Corporation (“Telephonics”) designs, develops and manufactures high-technology integrated information, communication and sensor system solutions to military and commercial markets worldwide.

•

Clopay Plastic Products Company (“Plastics”), is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial applications.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these financial statements do not include all the information and footnotes required by U.S. GAAP for complete financial statements. As such, they should be read with reference to Griffon’s Annual Report on Form 10-K for the year ended September 30, 2010, which provides a more complete explanation of Griffon’s accounting policies, financial position, operating results, business properties and other matters. In the opinion of management, these financial statements reflect all adjustments considered necessary for a fair statement of interim results. Griffon’s HBP operations are seasonal and the results of any interim period are not necessarily indicative of the results for the full year.

The condensed consolidated balance sheet information at September 30, 2010 was derived from the audited financial statements included in Griffon’s Annual Report on Form 10-K for the year ended September 30, 2010.

The consolidated financial statements include the accounts of Griffon Corporation and all subsidiaries. Intercompany accounts and transactions are eliminated on consolidation.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. These estimates may be adjusted due to changes in economic, industry or customer financial conditions, as well as changes in technology or demand. Significant estimates include revenue recorded using a percentage of completion, allowances for doubtful accounts receivable and returns, net realizable value of inventories, restructuring reserves, valuation of goodwill and intangible assets, pension assumptions, useful lives associated with depreciation and amortization of intangible and fixed assets, warranty reserves, sales incentive accruals, stock based compensation assumptions, income taxes and tax valuation reserves, environmental reserves, legal reserves, insurance reserves, fair value of hedges and the valuation of discontinued assets and liabilities, and the accompanying disclosures. These estimates are based on management’s best knowledge of current events and actions Griffon may undertake in the future. Actual results may ultimately differ from these estimates.

NOTE 2 – FAIR VALUE MEASUREMENTS

The carrying values of cash and equivalents, accounts receivable, accounts and notes payable and revolving credit debt approximate fair value due to either the short-term nature of such instruments or the fact that the interest rate of the revolving credit debt is based upon current market rates.

At March 31, 2010, the fair value of Griffon’s 2017 4% convertible notes and 2018 Senior Notes approximated $116,000 and $561,000, respectively, based upon quoted market prices (level 1 inputs).

Insurance contracts with a value of $4,716 and trading securities with a value of $8,769 at March 31, 2011, are measured and recorded at fair value based upon quoted prices in active markets for identical assets (level 1 inputs).

Items Measured at Fair Value on a Recurring Basis

At March 31, 2011, Griffon had $5,419 of Canadian dollar contracts at a weighted average rate of $0.99 and $2,840 of Australian dollar contracts at a weighted average rate of $0.99. The contracts do not qualify for hedge accounting and a fair value loss of $192 was recorded in other liabilities and to other income for the outstanding contracts based on similar contract values (level 2 inputs) for the three and six month periods ended March 31, 2011, respectively.

NOTE 3 — ACQUISITION

On September 30, 2010, Griffon purchased all of the outstanding stock of CHATT Holdings, Inc. (“ATT Holdings”), the parent of ATT, on a cash and debt-free basis, for $542,000 in cash, subject to certain adjustments (the “Purchase Price”). ATT is a global provider of non-powered lawn and garden tools, wheelbarrows, and other outdoor work products to the retail and professional markets. ATT’s brands include Ames®, True Temper®, Ames True Temper®, Garant®, Union Tools®, Razor-back®, Jackson®, Hound Dog® and Dynamic DesignTM. ATT’s brands hold the number one or number two market position in their respective major product categories. The acquisition of ATT expands Griffon’s position in the home and building products market and provides Griffon the opportunity to recognize synergies with its other businesses.

ATT’s results of operations are not included in Griffon’s consolidated statements of operations or cash flows, or related footnotes for any period presented prior to September 30, 2010, except where explicitly stated as pro forma results. Griffon’s consolidated balance sheet at September 30, 2010 and related footnotes include ATT’s balances at that date. The accounts of the acquired company, after adjustments to reflect fair market values assigned to assets and liabilities, have been included in Griffon’s consolidated financial statements from the date of acquisition.

The following table summarizes estimated fair values of assets acquired and liabilities assumed as of the date of acquisition, and the amounts assigned to goodwill and intangible assets:

2010

Current assets, net of cash acquired	$195,214
PP&E	72,918
Goodwill	261,064
Intangibles	203,290
Other assets	1,124

Total assets acquired	733,610
Total liabilities assumed	(191,610)

Net assets acquired	$542,000

Amounts assigned to goodwill and major intangible asset classifications are as follows:

	2010	Amortization Period (Years)

Goodwill (non-deductible)	$261,064	N/A
Tradenames (non-deductible)	76,090	Indefinite
Customer relationships (non-deductible)	127,200	25

	$464,354

Pro Forma Information

The following unaudited pro forma information illustrates the effect on Griffon’s revenue and net earnings for the three and six months ended March 31, 2010, assuming the acquisition of ATT took place on October 1, 2009.

	Three Months Ended March 31, 2010	Six Months Ended March 31, 2010

Revenue from continuing operations:
As reported	$313,977	$619,134
Pro forma	457,380	853,666
Net earnings from continuing operations:
As reported	$2,034	$6,214
Pro forma	8,078	13,737
Diluted earnings per share from continuing operations:
As reported	$0.03	$0.10
Pro forma	0.13	0.23

Average shares - Diluted (in thousands)	59,939	59,769

The pro forma results of operations have been prepared for comparative purposes only and include certain adjustments to actual financial results, such as imputed financing costs, and estimated amortization and depreciation expense as a result of intangibles and fixed assets acquired measured at fair value. They do not purport to be indicative of the results of operations that would have actually resulted had the acquisition occurred on the date indicated or that may result in the future.

During the 2011 first quarter, Plastics purchased a business in Shanghai, China for $855. The purchase price was primarily allocated to fixed assets.

NOTE 4 – INVENTORIES

Inventories, stated at the lower of cost (first-in, first-out or average) or market, were comprised of the following:

	At March 31, 2011	At September 30, 2010

Raw materials and supplies	$73,868	$64,933
Work in process	70,739	69,107
Finished goods	125,894	134,761

Total	$270,501	$268,801

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment were comprised of the following:

	At March 31, 2011	At September 30, 2010

Land, building and building improvements	$129,174	$126,785
Machinery and equipment	545,995	498,017
Leasehold improvements	33,841	33,455

	709,010	658,257
Accumulated depreciation and amortization	(371,812)	(343,331)

Total	$337,198	$314,926

Depreciation and amortization expense for property, plant and equipment was $13,645 and $9,790 for the quarters ended March 31, 2011 and 2010, respectively, and $25,460 and $19,183 for the six-month periods ended March 31, 2011 and 2010, respectively.

No event or indicator of impairment occurred during the three and six months ended March 31, 2011, which would require additional impairment testing of property, plant and equipment.

NOTE 6 – GOODWILL AND OTHER INTANGIBLES

The following table provides the changes in carrying value of goodwill by segment during the six months ended March 31, 2011.

	At September 30, 2010	Other adjustments including currency translations	At March 31, 2011

Home & Building Products	$261,064	$—	$261,064
Telephonics	18,545	—	18,545
Plastics	77,612	3,047	80,659

Total	$357,221	$3,047	$360,268

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets:

	At March 31, 2011			At September 30, 2010

	Gross Carrying Amount	Accumulated Amortization	Average Life (Years)	Gross Carrying Amount	Accumulated Amortization

Customer relationships	$159,094	$10,543	25	$155,798	$6,477
Unpatented technology	7,361	1,688	12	8,154	1,144

Total amortizable intangible assets	166,455	12,231		163,952	7,621
Trademarks	77,418	—		76,680	—

Total intangible assets	$243,873	$12,231		$240,632	$7,621

Amortization expense for intangible assets subject to amortization was $1,908 and $500 for the quarters ended March 31, 2011 and 2010, respectively, and $3,918 and $1,025 for the six-month periods ended March 31, 2011 and 2010, respectively.

During the 2011 first quarter, Griffon reduced the carrying value of unpatented technology by approximately $1,400 due to the expiration of contingency agreements related to certain past acquisitions.

No event or indicator of impairment occurred during the six months ended March 31, 2011, which would require impairment testing of long-lived intangible assets including goodwill.

NOTE 7 – INCOME TAXES

Griffon’s effective tax rate for continuing operations for the quarter ended March 31, 2011 was a benefit of 32.2%, compared to a benefit of 137% in the prior year quarter. The March 31, 2011 quarter effective tax rate reflected a change in earnings mix between domestic and non-domestic and the results of ATT which was acquired on September 30, 2010. The March 31, 2010 quarter effective tax rate benefited from resolution of certain non-domestic tax audits resulting in the release previously established reserves for uncertain tax positions, combined with the benefit of certain tax planning initiatives with respect to non-U.S. operating locations.

Griffon’s effective tax rate for continuing operations for the six months ended March 31, 2011 was a benefit of 33.8%, compared to a benefit of 5.9% in the prior year quarter. The March 31, 2011 quarter effective tax rate reflected a change in earnings mix between domestic and non-domestic and includes the results of ATT which was acquired on September 30, 2010. In addition, a tax benefit of $241 was recorded in connection with the retroactively extended research tax credit signed into law on December 22, 2010. The March 31, 2010 quarter effective tax rate benefited from resolution of certain non-domestic tax audits resulting in the release of previously established reserves for uncertain tax positions, combined with the benefit of certain tax planning initiatives with respect to non-U.S. operating locations, and a benefit arising on the filing of certain of Griffon’s tax returns in various jurisdictions.

Excluding the above discrete period items, the effective tax rate on continuing operations for the quarter and six months ended March 31, 2011 would have been a benefit of 33.4% and 32.8%, respectively. The effective tax rate for the quarter and six months ended March 31, 2010, excluding the discrete period items, would have been a provision of 26.6% and 25.5%, respectively.

NOTE 8 – LONG-TERM DEBT

			At March 31, 2011					At September 30, 2010

			Outstanding Balance	Original Issuer Discount	Balance Sheet	Capitalized Fees & Expenses	Coupon Interest Rate	Outstanding Balance	Original Issuer Discount	Balance Sheet	Capitalized Fees & Expenses	Coupon Interest Rate

Senior notes due 2018	(a	)	$550,000	$—	$550,000	$11,444	7.125%	$—	$—	$—	$—	n/a
Revolver due 2016	(a	)	—	—	—	2,727	n/a	—	—	—	—	n/a
Convert. debt due 2017	(b	)	100,000	(21,139)	78,861	2,586	4.000%	100,000	(22,525)	77,475	2,807	4.000%
Real estate mortgages	(c	)	18,747	—	18,747	366	n/a	7,287	—	7,287	159	n/a
ESOP Loans	(d	)	12,998	—	12,998	33	n/a	5,000	—	5,000	—	n/a
Capital lease - real estate	(e	)	11,765	—	11,765	270	5.000%	12,182	—	12,182	282	5.000%
Convert. debt due 2023	(f	)	532	—	532	—	4.000%	532	—	532	—	4.000%
Term loan due 2013	(g	)	—	—	—	260	n/a	—	—	—	—	n/a
Revolver due 2011	(g	)	—	—	—	124	n/a	—	—	—	—	n/a
Foreign line of credit	(g	)	2,043	—	2,043	—	n/a	—	—	—	—	n/a
Term loan due 2016	(h	)	—	—	—	—	n/a	375,000	(7,500)	367,500	9,782	7.800%
Asset based lending	(h	)	—	—	—	—	n/a	25,000	(625)	24,375	3,361	4.500%
Revolver due 2013	(i	)	—	—	—	—	n/a	30,000	—	30,000	476	1.800%
Other long term debt	(j	)	628	—	628	—		485	—	485	—

Totals			696,713	(21,139)	675,574	$17,810		555,486	(30,650)	524,836	$16,867

less: Current portion			(8,579)	—	(8,579)			(20,901)	—	(20,901)

Long-term debt			$688,134	$(21,139)	$666,995			$534,585	$(30,650)	$503,935

			Quarter Ended March 31, 2011					Quarter Ended March 31, 2010

			Effective Interest Rate	Cash Interest	Amort. Debt Discount	Amort. Deferred Cost & Other Fees	Total Interest Expense	Effective Interest Rate	Cash Interest	Amort. Debt Discount	Amort. Deferred Cost & Other Fees	Total Interest Expense

Senior notes due 2018	(a	)	7.5%	$1,633	$—	$68	$1,701	n/a	$—	$—	$—	$—
Revolver due 2016	(a	)	n/a	—	—	23	23	n/a	—	—	—	—
Convert. debt due 2017	(b	)	9.2%	1,000	703	111	1,814	9.2%	1,000	650	110	1,760
Real estate mortgages	(c	)	5.6%	213	—	19	232	6.7%	122	—	5	127
ESOP Loans	(d	)	2.6%	24	—	17	41	1.5%	21	—	—	21
Capital lease - real estate	(e	)	5.2%	147	—	6	153	5.2%	158	—	6	164
Convert. debt due 2023	(f	)	4.0%	5	—	—	5	9.0%	500	565	32	1,097
Term loan due 2013	(g	)	n/a	—	—	70	70	n/a	—	—	—	—
Revolver due 2011	(g	)	n/a	10	—	39	49	n/a	—	—	—	—
Foreign line of credit	(g	)	3.8%	8	—	—	8	n/a	—	—	—	—
Term loan due 2016	(h	)	8.5%	6,002	263	300	6,565	n/a	—	—	—	—
Asset based lending	(h	)	4.9%	586	26	157	769	6.4%	210	—	175	385
Revolver due 2013	(i	)	n/a	49	—	31	80	n/a	200	—	47	247
Other long term debt	(j	)		5	—	—	5		—	—	—	—
Capitalized interest				(196)	—	—	(196)		(72)	—	—	(72)

Totals				$9,486	$992	$841	$11,319		$2,139	$1,215	$375	$3,729

			Six Months Ended March 31, 2011					Six Months Ended March 31, 2010

			Effective Interest Rate	Cash Interest	Amort. Debt Discount	Amort. Deferred Cost & Other Fees	Total Interest Expense	Effective Interest Rate	Cash Interest	Amort. Debt Discount	Amort. Deferred Cost & Other Fees	Total Interest Expense

Senior notes due 2018	(a	)	7.5%	$1,633	$—	$68	$1,701	n/a	$—	$—	$—	$—
Revolver due 2016	(a	)	n/a	—	—	23	23	n/a	—	—	—	—
Convert. debt due 2017	(b	)	9.3%	2,000	1,386	222	3,608	9.2%	1,100	715	110	1,925
Real estate mortgages	(c	)	5.6%	344	—	28	372	6.7%	247	—	9	256
ESOP Loans	(d	)	2.6%	47	—	33	80	1.5%	43	—	—	43
Capital lease - real estate	(e	)	5.4%	309	—	13	322	5.2%	320	—	13	333
Convert. debt due 2023	(f	)	4.0%	11	—	—	11	9.0%	1,426	1,386	106	2,918
Term loan due 2013	(g	)	n/a	—	—	70	70	n/a	—	—	—	—
Revolver due 2011	(g	)	n/a	11	—	39	50	n/a	—	—	—	—
Foreign line of credit	(g	)	3.8%	8	—	—	8	n/a	—	—	—	—
Term loan due 2016	(h	)	9.5%	13,498	572	745	14,815	n/a	—	—	—	—
Asset based lending	(h	)	6.2%	1,076	58	341	1,475	5.8%	573	—	277	850
Revolver due 2013	(i	)	n/a	159	—	79	238	2.8%	417	—	95	512
Other long term debt	(j	)		12	—	—	12		—	—	—	—
Capitalized interest				(243)	—	—	(243)		(138)	—	—	(138)

Totals				$18,865	$2,016	$1,661	$22,542		$3,988	$2,101	$610	$6,699

(a)

On March 17, 2011, in an unregistered offering through a private placement under Rule 144A, Griffon issued, at par, $550,000 of 7.125% Senior Notes due in 2018 (“Senior Notes”); interest on the Senior Notes is payable semi-annually. Proceeds were used to pay down the outstanding borrowings under a senior secured term loan facility and two senior secured revolving credit facilities of certain of the Company’s subsidiaries. The Senior Notes are senior unsecured obligations of Griffon guaranteed by certain domestic subsidiaries, and are subject to certain covenants, limitations and restrictions.

On March 18, 2011, Griffon entered into a five-year $200,000 Revolving Credit Facility (“Credit Agreement”), which includes a letter of credit sub-facility with a limit of $50,000, a multi-currency sub-facility of $50,000 and a swingline sub-facility with a limit of $30,000. Borrowings under the Credit Agreement may be repaid and re-borrowed at any time, subject to final maturity of the facility or the occurrence of a default or event of default under the Credit Agreement. Interest is payable on borrowings at either a LIBOR or base rate benchmark rate plus an applicable margin, which will decrease based on financial performance. The initial margins are 1.75% for base rate loans and 2.75% for LIBOR loans, in each case without a floor. The Credit Agreement has certain financial maintenance tests including a maximum total leverage ratio, a maximum senior secured leverage ratio and a minimum interest coverage ratio as well as customary affirmative and negative covenants and events of default. The Credit Agreement also includes certain restrictions, such as limitations on the incurrence of indebtedness and liens and the making of restricted payments and investments. Borrowings under the Credit Agreement are guaranteed by certain domestic subsidiaries and are secured, on a first priority basis, by substantially all assets of the Company and the guarantors. There was no outstanding balance as of March 31, 2011, and the Company was in compliance with the terms and covenants of the Credit Agreement.

At March 31, 2011, there were $20,467 of standby letters of credit outstanding under the Credit Agreement; $179,533 was available for borrowing.

(b)

On December 21, 2009, Griffon issued $100,000 principal of 4% convertible subordinated notes due 2017 (the “2017 Notes”). The initial conversion rate of the 2017 Notes was 67.0799 shares of Griffon’s common stock per $1,000 principal amount of notes, corresponding to an initial conversion price of $14.91 per share, a 23% conversion premium over the $12.12 closing price on December 15, 2009. Griffon used 8.75% as the nonconvertible debt-borrowing rate to discount the 2017 Notes and will amortize the debt discount through January 2017. At issuance, the debt component of the 2017 Notes was $75,437 and debt discount was $24,563. At September 30, 2010 and March 31, 2011, the 2017 Notes had a capital in excess of par component, net of tax, of $15,720.

(c)

On December 20, 2010, Griffon entered into two second lien real estate mortgages to secure new loans totaling $11,834. The loans mature in February 2016, are collateralized by the related properties and are guaranteed by Griffon. The loans bear interest at a rate of LIBOR plus 3% with the option to swap to a fixed rate.

Griffon has other real estate mortgages, collateralized by real property, that bear interest at rates from 6.3% to 6.6% with maturities extending through 2016.

(d)

Griffon’s Employee Stock Ownership Plan (“ESOP”) entered into a loan agreement in August 2010 to borrow $20,000 over a one-year period, to be used to purchase Griffon common stock in the open market. The loan bears interest at a) LIBOR plus 2.5% or b) the Bank’s prime rate. After the first year, Griffon has the option to convert all or a portion of the outstanding loan to a five-year term. If converted, principal is payable in quarterly installments of $250, beginning September 2011, with the remainder due at maturity. The loan is secured by the shares purchased with the proceeds of the loan, and repayment is guaranteed by Griffon. At March 31, 2011, 675,848 shares have been purchased; the outstanding balance was $8,310 and $11,690 was available for borrowing under the agreement.

In addition, the ESOP has a loan agreement, guaranteed by Griffon, which requires quarterly principal payments of $156 and interest through the expiration date of September 2012 at which time the $3,900 balance of the loan, and any outstanding interest, will be payable. The primary purpose of this loan was to purchase 547,605 shares of Griffon’s common stock in October 2008. The loan is secured by the shares purchased with the proceeds of the loan and repayment is guaranteed by Griffon. The loan bears interest at rates based upon the prime rate or LIBOR. At March 31, 2011, $4,688 was outstanding.

(e)

In October 2006, CBP entered into a capital lease totaling $14,290 for real estate in Troy, Ohio. Approximately $10,000 was used to acquire the building and the remaining amount was restricted for improvements. The lease matures in 2021, bears interest at a fixed rate of 5.1%, is secured by a mortgage on the real estate and is guaranteed by Griffon.

(f)

At March 31, 2011 and September 30, 2010, Griffon had $532 of 4% convertible subordinated notes due 2023 (the “2023 Notes”) outstanding. Holders of the 2023 Notes may require Griffon to repurchase all or a portion of their 2023 Notes on July 18, 2013 and 2018, if Griffon’s common stock price is below the conversion price of the 2023 Notes, as well as upon a change in control. At March 31, 2011 and September 30, 2010, the 2023 Notes had no capital in excess of par value component as substantially all of these notes were put to Griffon at par and settled in July 2010.

In January 2010, Griffon purchased $10,100 face value of the 2023 Notes for $10,200 which, after proportionate reduction in related deferred financing costs, resulted in a net pre-tax gain from debt extinguishment of $12. Capital in excess of par was reduced by $300 for the equity portion of the extinguished 2023 Notes, and debt discount was reduced by $200.

In December 2009, Griffon purchased $19,200 face value of the 2023 Notes for $19,400. Including a proportionate reduction in the related deferred financing costs, Griffon recorded an immaterial net pre-tax loss on the extinguishment. Capital in excess of par value was reduced by $700 related to the equity portion of the extinguished 2023 Notes and the debt discount was reduced by $500.

(g)

In November 2010, Clopay Europe GMBH (“Clopay Europe”) entered into a €10,000 revolving credit facility and a €20,000 term loan. The facility accrues interest at Euribor plus 2.35% per annum, and the term loan accrues interest at Euribor plus 2.45% per annum. The revolving facility matures in November 2011, but is renewable upon mutual agreement with the bank. The term loan can be drawn until August 2011 and, if drawn, repayment will be in ten equal installments beginning September 2011 with maturity in December 2013. Under the term loan, Clopay Europe is required to maintain a certain minimum equity to assets ratio and keep leverage below a certain level, defined as the ratio of total debt to EBITDA. There were no borrowings under the term loan or revolving facility at March 31, 2011.

Clopay do Brazil, a subsidiary of Plastics, maintains a line of credit of approximately $5,000. Interest on borrowings accrue at a rate of LIBOR plus 4%. $2,043 was borrowed under the line and $2,957 was available as of as of March 31, 2011.

(h)

In connection with the ATT acquisition, Clopay Ames True Temper Holding Corp. (“Clopay Ames”), a subsidiary of Griffon, entered into the $375,000 secured term Loan (“Term Loan”) and a $125,000 asset based lending agreement (“ABL”). The acquisition, including all related transaction costs, was funded by proceeds of the Term Loan, $25,000 drawn under the New ABL, and $168,000 of Griffon cash. ATT’s previous outstanding debt was repaid in connection with the acquisition.

On November 30, 2010, Clopay Ames, as required under the Term Loan agreement, entered into an interest rate swap on a notional amount of $200,000 of the Term Loan. The agreement fixed the LIBOR component of the Term Loan interest rate at 2.085% for the notional amount of the swap.

On March 17, 2011, the Term Loan, ABL and swap were terminated in connection with the issuance of the Senior Notes and Credit Agreement.

(i)

In March 2008, Telephonics entered into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which the lenders agreed to provide a five-year, revolving credit facility of $100,000 (the “TCA”). The TCA terminated in connection with the Credit Agreement.

(j)	Primarily capital leases.

At March 31, 2011, Griffon and its subsidiaries were in compliance with the terms and covenants of its credit agreements and loan agreements.

During the quarter, in connection with the termination of the Term Loan, ABL and Telephonics credit agreement, Griffon recorded a $26,164 loss on extinguishment of debt consisting of $21,617 of deferred financing charges and original issuer discounts, a call premium of $3,703 on the Term Loan, and $844 of swap and other breakage costs.

As part of the acquisition of ATT, Griffon acquired interest rate swaps that had fair values totaling $3,845 at September 30, 2010. These swaps were terminated in October 2010 for $4,303, including accrued interest of $458.

NOTE 9 — SHAREHOLDERS’ EQUITY

During 2010, Griffon granted 703,845 shares of restricted stock to employees, with two to four-year cliff vesting, and a total fair value of $7,989, or a weighted average fair value of $11.35 per share. In connection with the ATT acquisition, Griffon entered into certain retention arrangements with the ATT senior management team. Under these arrangements, the ATT management team purchased 239,145 shares of common stock and received 239,145 shares of restricted stock that vest in full after four years, subject to the attainment of a specified performance measure.

During the quarter ended March 31, 2011, Griffon granted 365,000 restricted shares and 590,000 performance shares. The restricted shares had a total fair value of $4,544, or a weighted average fair value of $12.45 per share with 260,000 shares having a three-year cliff vesting; 30,000 shares, issued to Directors, vesting annually in equal installments over three years; and 75,000 shares vesting annually in equal installments over five years. The performance shares have a fair value of $7,346, or a weighted average fair value of $12.45 per share, and cliff vest when either the stock price of Griffon closes at $16 per share for twenty consecutive trading days or in 7 years, whichever comes first.

During the three months ended December 31, 2010, Griffon granted a total of 450,700 shares of restricted stock with three-year cliff vesting and a total fair value of $5,956, or a weighted average fair value of $13.22 per share.

The fair value of restricted stock and option grants is amortized over the respective vesting periods.

For the three and six months ended March 31, 2011, stock based compensation expense totaled $2,624 and $4,647, respectively. For the three and six months ended March 31, 2010, stock based compensation expense totaled $1,505 and $2,935, respectively.

NOTE 10 – EARNINGS PER SHARE (EPS)

Basic EPS was calculated by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted EPS was calculated by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding plus additional common shares that could be issued in connection with stock based compensation. The 2023 Notes and the 2017 Notes were anti-dilutive due to the conversion price being greater than the weighted-average stock price during the periods presented. Due to the net loss in the three and six-month period ended March 31, 2011, the incremental shares from stock based compensation are anti-dilutive.

The following table is a reconciliation of the share amounts (in thousands) used in computing earnings per share:

	Three Months Ended March 31,		Six Months Ended March 31,

	2011	2010	2011	2010

Weighted average shares outstanding - basic	59,280	58,977	59,277	58,906
Incremental shares from stock based compensation	—	962	—	863

Weighted average shares outstanding - diluted	59,280	59,939	59,277	59,769

Anti-dilutive options excluded from diluted EPS computation	1,031	991	1,031	1,039

Griffon has the intent and ability to settle the principal amount of the 2017 Notes in cash; therefore, the potential issuance of shares related to the principal amount of the 2017 Notes is not included in diluted shares.

NOTE 11 – BUSINESS SEGMENTS

Griffon’s reportable business segments are as follows:

•

Home & Building Products is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains, as well as a global provider of non-powered landscaping products that make work easier for homeowners and professionals.

•	Telephonics develops, designs and manufactures high-technology integrated information, communication and sensor system solutions to military and commercial markets worldwide.

•	Plastics is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial applications.

Griffon evaluates performance and allocates resources based on each segments’ operating results before interest income or expense, income taxes, depreciation and amortization, gain (losses) from debt extinguishment, unallocated amounts, restructuring charges and costs related to the fair value of inventory for acquisitions. Griffon believes this information is useful to investors for the same reason. The following tables provide a reconciliation of Segment profit and Segment profit before depreciation, amortization, restructuring and fair value write up of acquired inventory sold to Income before taxes and discontinued operations:

	For the Three Months Ended March 31,		For the Six Months Ended March 31,

	2011	2010	2011	2010

REVENUE
Home & Building Products	$232,319	$82,204	$430,582	$181,726
Telephonics	113,525	116,190	211,804	219,809
Plastics	130,285	115,583	248,145	217,599

Total consolidated net sales	$476,129	$313,977	$890,531	$619,134

	For the Three Months Ended March 31,		For the Six Months Ended March 31,

	2011	2010	2011	2010

INCOME (LOSS) BEFORE TAXES AND DISCONTINUED OPERATIONS
Segment operating profit (loss):
Home & Building Products *	$6,931	$(3,714)	$5,308	$3,147
Telephonics	11,225	10,622	21,918	17,617
Plastics	5,170	5,086	9,312	5,447

Total segment operating profit	23,326	11,994	36,538	26,211
Unallocated amounts	(6,581)	(7,610)	(11,687)	(13,891)
Gain (loss) from debt extinguishment, net	(26,164)	12	(26,164)	(6)
Net interest expense	(11,222)	(3,537)	(22,376)	(6,445)

Income (loss) before taxes and discontinued operations	$(20,641)	$859	$(23,689)	$5,869

Segment profit before depreciation, amortization, restructuring and fair value write-up of acquired inventory sold:
Home & Building Products	$19,619	$92	$37,153	$10,561
Telephonics	12,929	12,409	25,335	21,030
Plastics	11,231	10,919	21,017	16,893

Total Segment profit before depreciation, amortization, restructuring and fair value write-up of acquired inventory sold	43,779	23,420	83,505	48,484
Unallocated amounts	(6,581)	(7,610)	(11,687)	(13,891)
Gain (loss) from debt extinguishment, net	(26,164)	12	(26,164)	(6)
Net interest expense	(11,222)	(3,537)	(22,376)	(6,445)
Segment depreciation and amortization	(15,453)	(10,206)	(29,210)	(20,042)
Home & Building Products:
Restructuring charges	(1,212)	(1,220)	(2,605)	(2,231)
Fair value write-up of acquired inventory sold	(3,788)	—	(15,152)	—

Income (loss) before taxes and discontinued operations	$(20,641)	$859	$(23,689)	$5,869

* Includes $3,788 and $15,152 of costs related to the sale of inventory that was recorded at fair value in connection with acquisition accounting for ATT for the three and six months ended March 31, 2011, respectively.

Unallocated amounts typically include general corporate expenses not attributable to reportable segment.

	For the Three Months Ended March 31,		For the Six Months Ended March 31,

	2011	2010	2011	2010

DEPRECIATION and AMORTIZATION
Segment:
Home & Building Products	$7,688	$2,586	$14,088	$5,183
Telephonics	1,704	1,787	3,417	3,413
Plastics	6,061	5,833	11,705	11,446

Total segment depreciation and amortization	15,453	10,206	29,210	20,042
Corporate	100	84	168	166

Total consolidated depreciation and amortization	$15,553	$10,290	$29,378	$20,208

CAPITAL EXPENDITURES
Segment:
Home & Building Products	$7,335	$3,119	$13,775	$6,458
Telephonics	1,333	4,291	2,138	6,367
Plastics	14,996	96	25,616	4,299

Total segment	23,664	7,506	41,529	17,124
Corporate	143	173	208	565

Total consolidated capital expenditures	$23,807	$7,679	$41,737	$17,689

	At March 31, 2011	At September 30, 2010

ASSETS
Segment assets:
Home & Building Products	$976,715	$919,146
Telephonics	269,122	268,373
Plastics	434,194	397,470

Total segment assets	1,680,031	1,584,989
Corporate	170,638	157,645

Total continuing assets	1,850,669	1,742,634
Assets of discontinued operations	6,679	6,882

Consolidated total	$1,857,348	$1,749,516

NOTE 12 – COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) was as follows:

	Three months Ended March 31,		Six Months Ended March 31,

	2011	2010	2011	2010

Net income (loss)	$(14,001)	$2,033	$(15,681)	$6,324

Change in fair value of interest rate swap, net of tax	48	—	—	—
Foreign currency translation adjustment	16,911	(11,566)	16,466	(14,437)
Pension other comprehensive income amortization, net of tax	426	389	851	776

Comprehensive income (loss)	$3,384	$(9,144)	$1,636	$(7,337)

NOTE 13 – DEFINED BENEFIT PENSION EXPENSE

Defined benefit pension expense was recognized as follows:

	Three Months Ended March 31,		Six Months Ended March 31,

	2011	2010	2011	2010

Service cost	$88	$139	$174	$278
Interest cost	2,792	907	5,578	1,814
Expected return on plan assets	(2,843)	(343)	(5,681)	(686)
Amortization:
Prior service cost	84	84	168	168
Recognized actuarial loss	571	512	1,142	1,024

Net periodic expense	$692	$1,299	$1,381	$2,598

NOTE 14 – RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 15 – DISCONTINUED OPERATIONS

The following amounts related to the Installation Services segment, discontinued in 2008, have been segregated from Griffon’s continuing operations and are reported as assets and liabilities of discontinued operations in the condensed consolidated balance sheets:

	At March 31, 2011		At September 30, 2010

	Current	Long-term	Current	Long-term

Assets of discontinued operations:
Prepaid and other current assets	$1,543	$—	$1,079	$—
Other long-term assets	—	5,136	—	5,803

Total assets of discontinued operations	$1,543	$5,136	$1,079	$5,803

Liabilities of discontinued operations:
Accounts payable	$4	$—	$8	$—
Accrued liabilities	4,319	—	4,281	—
Other long-term liabilities	—	7,282	—	8,446

Total liabilities of discontinued operations	$4,323	$7,282	$4,289	$8,446

There was no Installation Services’ operating unit revenue for the three and six months ended March 31, 2011 and 2010.

NOTE 16 – RESTRUCTURING AND OTHER RELATED CHARGES

The consolidation of the CBP manufacturing facilities plan, announced in June 2009, is substantially complete. The remaining restructuring related expenses primarily consist of shutdown costs for the Baldwin plant, which will be completed by fiscal year end. For the total project, CBP estimates it will incur pre-tax exit and restructuring costs approximating $11,000, substantially all of which will be cash charges; charges include $2,000 for one-time termination benefits and other personnel costs, $1,000 for excess facilities and related costs, and $8,000 for other exit costs, primarily in connection with production realignment. CBP expects approximately $11,000 in capital expenditures in order to effectuate the restructuring plan. To date, CBP has spent $7,901 and $10,070 for the restructuring plan and related capital expenditures, respectively, including $1,153 and $283, respectively, in the second quarter of 2011 and $2,482 and $755, respectively, for the six months ended March 31, 2011.

Restructuring and other related charges recognized for the three and six months ended March 31, 2011 and 2010 were as follows:

	Workforce Reduction	Facilities & Exit Costs	Other Related Costs	Total

Amounts incurred in:
Quarter ended December 31, 2009	$279	$694	$38	$1,011
Quarter ended March 31, 2010	124	775	321	1,220

Six months ended March 31, 2010	$403	$1,469	$359	$2,231

Quarter ended December 31, 2010	$239	$791	$363	$1,393
Quarter ended March 31, 2011	61	470	681	1,212

Six months ended March 31, 2011	$300	$1,261	$1,044	$2,605

At March 31, 2011, the accrued liability for the restructuring and other related charges consisted of:

	Workforce Reduction	Facilities & Exit Costs	Other Related Costs	Total

Accrued liability at September 30, 2010	$1,541	$—	$—	$1,541
Charges	300	1,261	1,044	2,605
Payments	(1,284)	(1,261)	(1,044)	(3,589)

Accrued liability at March 31, 2011	$557	$—	$—	$557

NOTE 17 – OTHER INCOME

For the quarters ended March 31, 2011 and 2010, Other income included losses of $150 and $241, respectively, of foreign exchange gains/losses, and $168 and nil, respectively, of investment income.

For the six months ended March 31, 2011 and 2010, Other income included losses of $27 and $166, respectively, of foreign exchange gains/losses and $1,307 and nil, respectively, of investment income.

NOTE 18 – WARRANTY LIABILITY

Telephonics offers warranties against product defects for periods ranging from one to two years, with certain products having a limited lifetime warranty, depending on the specific product and terms of the customer purchase agreement. Typical warranties require Telephonics to repair or replace the defective products during the warranty period at no cost to the customer. For Home & Building Products and Telephonics, at the time revenue is recognized, a liability is recorded for warranty costs, estimated based on historical experience; the Segment periodically assesses its warranty obligations and adjusts the liability as necessary. ATT offers an express limited warranty for a period of ninety days, from the date of original purchase, on all products unless otherwise stated on the product or packaging.

Changes in Griffon’s warranty liability, included in Accrued liabilities, were as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010

Balance, beginning of fiscal year	$5,819	$4,796	$5,896	$5,707
Warranties issued and charges in estimated pre-existing warranties	709	1,236	1,380	1,319
Actual warranty costs incurred	(847)	(1,272)	(1,595)	(2,266)

Balance, end of fiscal period	$5,681	$4,760	$5,681	$4,760

NOTE 19 — COMMITMENTS AND CONTINGENCIES

Legal and environmental

Department of Environmental Conservation of New York State (“DEC”), with ISC Properties, Inc. Lightron Corporation (“Lightron”), a wholly-owned subsidiary of Griffon, once conducted operations at a location in Peekskill in the Town of Cortlandt, New York (the “Peekskill Site”) owned by ISC Properties, Inc. (“ISC”), a wholly-owned subsidiary of Griffon. ISC sold the Peekskill Site in November 1982.

Subsequently, Griffon was advised by the DEC that random sampling at the Peekskill Site and in a creek near the Peekskill Site indicated concentrations of solvents and other chemicals common to Lightron’s prior plating operations. ISC then entered into a consent order with the DEC in 1996 (the “Consent Order”) to perform a remedial investigation and prepare a feasibility study. After completing the initial remedial investigation pursuant to the Consent Order, ISC was required by the DEC, and did conduct accordingly over the next several years, supplemental remedial investigations, including soil vapor investigations, under the Consent Order.

In April 2009, the DEC advised ISC’s representatives that both the DEC and the New York State Department of Health had reviewed and accepted an August 2007 Remedial Investigation Report and an Additional Data Collection Summary Report dated January 30, 2009. With the acceptance of these reports, ISC completed the Remedial Investigation required under the Consent Order and was authorized, accordingly, by the DEC to conduct the Feasibility Study required by the Consent Order. Pursuant to the requirements of the Consent Order and its obligations thereunder, ISC, without acknowledging any responsibility to perform any remediation at the Site, submitted to the DEC in August 2009, a draft Feasibility Study which recommended for the soil, groundwater and sediment medias, remediation alternatives having a current net capital cost value, in the aggregate, of approximately $5,000. In February 2011, DEC advised ISC it had accepted and approved the feasibility study. Accordingly, ISC has no further obligations under the Consent Order.

Upon acceptance of the feasibility study, DEC issued a Proposed Remedial Action Plan (“PRAP”) that sets forth the proposed remedy for the site. The PRAP accepted the recommendation contained in the feasibility study for remediation of the soil and groundwater medias, but selected a different remediation alternative for the sediment medium. The approximate cost and the current net capital cost value of the remedy proposed by DEC in the PRAP is approximately $10,000. DEC has received public comments on the PRAP and is expected to issue a Record of Decision (“ROD”) that will set forth the specific remedy DEC has selected and will explain why the remedy was selected and respond to public comments.

It is expected DEC will thereafter enter negotiations with potentially responsible parties to request they undertake performance of the remedies selected in the ROD and if not, then the State may use State Superfund money to remediate the Peekskill site. Griffon does not acknowledge any responsibility to perform any remediation at the Peekskill Site.

Improper Advertisement Claim involving Union Tools Products. During December 2004, a customer of ATT was named in litigation that involved UnionTools products. The complaint asserted causes of action against the defendant for improper advertisement to the end consumer. The allegation suggests that advertisements led the consumer to believe that the hand tools sold were manufactured within boundaries of the United States. The allegation asserts cause of action against the customer for common law fraud. In the event that an adverse judgment is rendered against the customer, there is a possibility that the customer would seek legal recourse against ATT for an unspecified amount in contributory damages. Presently, ATT cannot estimate the amount of loss, if any, if the customer were to seek legal recourse against ATT.

Department of Environmental Conservation of New York State, regarding Frankfort, NY site. During fiscal 2009, an underground fuel tank with surrounding soil contamination was discovered at the Frankfort, N.Y. site, which is the result of historical facility operations prior to ATT’s ownership. ATT is actively working with the New York Department of Environmental Conservation and the New York State Department of Health to define remediation requirements. Griffon believes remediation will be completed during the first half of 2012, that future remediation costs will be less than $1,000, and that it has adequately accrued for this liability.

General legal

Griffon is subject to various laws and regulations relating to the protection of the environment and is a party to legal proceedings arising in the ordinary course of business. Management believes, based on facts presently known to it, that the resolution of the matters above and such other matters will not have a material adverse effect on Griffon’s consolidated financial position, results of operations or cash flows.

NOTE 20 — RELATED PARTY

Goldman, Sachs & Co. acted as a co-manager and as an initial purchaser in connection with the Senior Notes offering and received a fee of $825.

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in thousands, except share and per share data)
(Unaudited)

NOTE 21—CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION

On March 17, 2011, Griffon issued $550,000 of senior unsecured notes (the “Notes”) that are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Clopay Building Products Company, Inc., Clopay Plastic Products Company, Inc., Telephonics Corporation and Ames True Temper, Inc. In accordance with Rule 3-10 of Regulation S-X promulgated under the Securities Act of 1933, presented below is condensed consolidating balance sheets as of March 31, 2011 and September 30, 2010, the condensed consolidating statements of operations and cash flows for the six months ended March 31, 2011 and 2010, and the condensed consolidating Statements of Operations for the three months ended March 31, 2011 and 2010 based on the guarantor structure. The financial information may not necessarily be indicative of results of operations or financial position had the guarantor companies or non-guarantor companies operated as independent entities. The guarantor companies and the non-guarantor companies include the consolidated financial results of their wholly-owned subsidiaries accounted for under the equity method.

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING BALANCE SHEETS
At March 31, 2011

($ in thousands)	Parent Company	Guarantor Companies	Non-Guarantor Companies	Elimination	Consolidation
CURRENT ASSETS
Cash and equivalents	$147,774	$25,109	$35,454	$—	$208,337
Accounts receivable, net of allowances	—	216,997	76,175	—	293,172
Contract costs and recognized income not yet billed, net of progress payments	—	61,906	972	—	62,878
Inventories, net	—	203,232	67,269	—	270,501
Prepaid and other current assets	15,471	38,227	2,272	(1,212)	54,758
Assets of discontinued operations	—	—	1,543	—	1,543
Total Current Assets	163,245	545,471	183,685	(1,212)	891,189

PROPERTY, PLANT AND EQUIPMENT, net	1,341	207,112	128,745	—	337,198
GOODWILL	—	279,409	80,859	—	360,268
INTANGIBLE ASSETS, net	—	157,180	74,462	—	231,642
INTERCOMPANY RECEIVABLE	468,372	236,234	49,571	(754,177)	—
EQUITY INVESTMENTS IN SUBSIDIARIES	2,942,595	783,427	2,474,688	(6,200,710)	—
OTHER ASSETS	52,696	43,498	10,236	(74,515)	31,915
ASSETS OF DISCONTINUED OPERATIONS	—	—	5,136	—	5,136
Total Assets	$3,628,249	$2,252,331	$3,007,382	$(7,030,614)	$1,857,348

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$1,125	$4,400	$3,054	$—	$8,579
Accounts payable and accrued liabilities	19,837	195,840	48,981	(1,212)	263,446
Liabilities of discontinued operations	—	—	4,323	—	4,323
Total Current Liabilities	20,962	200,240	56,358	(1,212)	276,348

LONG-TERM DEBT, net of debt discounts	641,266	11,070	14,659	—	666,995
INTERCOMPANY Payables	—	35,075	719,102	(754,177)	—
OTHER LIABILITIES	76,835	165,126	30,036	(74,515)	197,482
LIABILITIES OF DISCONTINUED OPERATIONS	—	—	7,282	—	7,282
Total Liabilities	739,063	411,511	827,437	(829,904)	1,148,107

SHAREHOLDERS’ EQUITY	2,889,186	1,840,820	2,179,945	(6,200,710)	709,241
Total Liabilities and Shareholders’ Equity	$3,628,249	$2,252,331	$3,007,382	$(7,030,614)	$1,857,348

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING BALANCE SHEETS
At of September 30, 2010

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

CURRENT ASSETS
Cash and equivalents	$74,600	$57,113	$38,089	$—	$169,802
Accounts receivable, net of allowances	—	181,549	70,480	—	252,029
Contract costs and recognized income not yet billed, net of progress payments	—	62,681	474	—	63,155
Inventories, net	—	211,920	56,881	—	268,801
Prepaid and other current assets	5,963	39,843	10,291	(315)	55,782
Assets of discontinued operations	—	—	1,079	—	1,079

Total Current Assets	80,563	553,106	177,294	(315)	810,648

PROPERTY, PLANT AND EQUIPMENT, net	1,267	205,085	108,574	—	314,926
GOODWILL	—	279,409	77,812	—	357,221
INTANGIBLE ASSETS, net	—	91,507	141,504	—	233,011
INTERCOMPANY RECEIVABLE	—	271,143	218,488	(489,631)	—
EQUITY INVESTMENTS IN SUBSIDIARIES	3,269,975	1,091,359	2,546,639	(6,907,973)	—
OTHER ASSETS	40,586	44,188	11,784	(68,651)	27,907
ASSETS OF DISCONTINUED OPERATIONS	—	—	5,803	—	5,803

Total Assets	$3,392,391	$2,535,797	$3,287,898	$(7,466,570)	$1,749,516

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$625	$1,135	$19,141	$—	$20,901
Accounts payable and accrued liabilities	24,247	224,082	61,851	(315)	309,865
Liabilities of discontinued operations	—	—	4,289	—	4,289

Total Current Liabilities	24,872	225,217	85,281	(315)	335,055

LONG-TERM DEBT, net of debt discounts	82,382	44,902	376,651	—	503,935
INTERCOMPANY PAYABLES	—	238,392	251,239	(489,631)	—
OTHER LIABILITIES	76,821	114,515	68,680	(68,651)	191,365
LIABILITIES OF DISCONTINUED OPERATIONS	—	—	8,446	—	8,446

Total Liabilities	184,075	623,026	790,297	(558,597)	1,038,801

SHAREHOLDERS’ EQUITY	3,208,316	1,912,771	2,497,601	(6,907,973)	710,715

Total Liabilities and Shareholders’ Equity	$3,392,391	$2,535,797	$3,287,898	$(7,466,570)	$1,749,516

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2011

($ in thousands)	Parent Company	Guarantor Companies	Non-Guarantor Companies	Elimination	Consolidation
Revenue	$—	$363,254	$123,554	$(10,679)	$476,129
Cost of goods and services	—	282,809	103,226	(11,049)	374,986
Gross profit	—	80,445	20,328	370	101,143

Selling, general and administrative expenses	5,481	64,308	14,666	(92)	84,363
Restructuring and other related charges	—	1,153	59	—	1,212
Total operating expenses	5,481	65,461	14,725	(92)	85,575

Income (loss) from operations	(5,481)	14,984	5,603	462	15,568

Other income (expense)
Interest income (expense), net	(3,572)	2,472	(10,122)	—	(11,222)
Loss from debt extinguishment, net	—	(397)	(25,767)	—	(26,164)
Other, net	168	(89)	1,560	(462)	1,177
Total other income (expense)	(3,404)	1,986	(34,329)	(462)	(36,209)

Income (loss) before taxes and discontinued operations	(8,885)	16,970	(28,726)	—	(20,641)
Provision (benefit) for income taxes	(3,651)	8,071	(11,060)	—	(6,640)
Income (loss) before equity in net income of subsidiaries	(5,234)	8,899	(17,666)	—	(14,001)
Equity in net income of subsidiaries	(8,767)	3,734	8,899	(3,866)	—
Loss from operations	(14,001)	12,633	(8,767)	(3,866)	(14,001)
Income from discontinued operations	—	—	—	—	—
Net loss	$(14,001)	$12,633	$(8,767)	$(3,866)	$(14,001)

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the Six Months Ended March 31, 2011

($ in thousands)	Parent Company	Guarantor Companies	Non-Guarantor Companies	Elimination	Consolidation
Revenue	$—	$668,901	$239,372	$(17,742)	$890,531
Cost of goods and services	—	523,413	196,484	(18,368)	701,529
Gross profit	—	145,488	42,888	626	189,002

Selling, general and administrative expenses	10,563	124,961	29,440	(156)	164,808
Restructuring and other related charges	—	2,482	123	—	2,605
Total operating expenses	10,563	127,443	29,563	(156)	167,413

Income (loss) from operations	(10,563)	18,045	13,325	782	21,589

Other income (expense)
Interest income (expense), net	(5,397)	1,699	(18,678)	—	(22,376)
Loss from debt extinguishment, net	—	(397)	(25,767)	—	(26,164)
Other, net	1,307	(2,231)	4,968	(782)	3,262
Total other income (expense)	(4,090)	(929)	(39,477)	(782)	(45,278)

Income (loss) before taxes and discontinued operations	(14,653)	17,116	(26,152)	—	(23,689)
Provision (benefit) for income taxes	(5,886)	11,217	(13,339)	—	(8,008)
Income (loss) before equity in net income of subsidiaries	(8,767)	5,899	(12,813)	—	(15,681)
Equity in net income (loss) of subsidiaries	(6,914)	14,359	5,899	(13,344)	—
Loss from operations	(15,681)	20,258	(6,914)	(13,344)	(15,681)
Income from discontinued operations	—	—	—	—	—
Net income (loss)	$(15,681)	$20,258	$(6,914)	$(13,344)	$(15,681)

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For The Three Months Ended March 31, 2010

($ in thousands)	Parent Company	Guarantor Companies	Non-Guarantor Companies	Elimination	Consolidation
Revenue	$—	$238,864	$76,946	$(1,833)	$313,977
Cost of goods and services	—	181,940	65,056	(2,089)	244,907
Gross profit	—	56,924	11,890	256	69,070

Selling, general and administrative expenses	7,502	47,648	8,969	(64)	64,055
Restructuring and other related charges	—	1,220	—	—	1,220
Total operating expenses	7,502	48,868	8,969	(64)	65,275

Income (loss) from operations	(7,502)	8,056	2,921	320	3,795

Other income (expense)
Interest income (expense), net	(2,560)	1,350	(2,327)	—	(3,537)
Gain from debt extinguishment, net	12	—	—	—	12
Other, net	—	2,416	(1,507)	(320)	589
Total other income (expense)	(2,548)	3,766	(3,834)	(320)	(2,936)
Income (loss) before taxes and discontinued operations	(10,050)	11,822	(913)	—	859
Provision (benefit) for income taxes	(5,956)	5,617	(836)	—	(1,175)
Income (loss) before equity in net income of subsidiaries	(4,094)	6,205	(77)	—	2,034
Equity in net income of subsidiaries	6,127	(136)	6,205	(12,196)	—
Income from operations	2,033	6,069	6,128	(12,196)	2,034
Loss from discontinued operations	—	—	(1)	—	(1)
Net income	$2,033	$6,069	$6,127	$(12,196)	$2,033

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For The Six Months Ended March 31, 2010

($ in thousands)	Parent Company	Guarantor Companies	Non-Guarantor Companies	Elimination	Consolidation
Revenue	$—	$470,853	$153,010	$(4,729)	$619,134
Cost of goods and services	—	352,984	132,041	(5,242)	479,783
Gross profit	—	117,869	20,969	513	139,351

Selling, general and administrative expenses	13,721	94,939	17,484	(128)	126,016
Restructuring and other related charges	—	2,231	—	—	2,231
Total operating expenses	13,721	97,170	17,484	(128)	128,247

Income (loss) from operations	(13,721)	20,699	3,485	641	11,104

Other income (expense)
Interest income (expense), net	(4,238)	2,671	(4,878)	—	(6,445)
Loss from debt extinguishment, net	(6)	—	—	—	(6)
Other, net	—	1,663	194	(641)	1,216
Total other income (expense)	(4,244)	4,334	(4,684)	(641)	(5,235)

Income (loss) before taxes and discontinued operations	(17,965)	25,033	(1,199)	—	5,869
Provision (benefit) for income taxes	(7,522)	8,766	(1,589)	—	(345)
Income (loss) before equity in net income of subsidiaries	(10,443)	16,267	390	—	6,214
Equity in net income (loss) of subsidiaries	16,767	227	16,267	(33,261)	—
Income (loss) from operations	6,324	16,494	16,657	(33,261)	6,214
Income from discontinued operations	—	—	110	—	110
Net income (loss)	$6,324	$16,494	$16,767	$(33,261)	$6,324

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
For the Six Months Ended March 31, 2011

($ in thousands)	Parent Company	Guarantor Companies	Non-Guarantor Companies	Elimination	Consolidation
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,681)	$20,258	$(6,914)	$(13,344)	$(15,681)

Net cash used in operating activities	$(3,611)	$(14,241)	$(22,699)	$—	$(40,551)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(208)	(19,449)	(22,080)	—	(41,737)
Acquired business, net of cash acquired	—	(1,066)	211	—	(855)
Intercompany distributions	10,000	(10,000)	—	—	—
Funds restricted for capital projects	—	3,875	—	—	3,875
Proceeds from sale of investment	—	—	1,333	—	1,333
Increase in equipment lease deposits	—	(351)	—	—	(351)
Net cash provided by (used in) investing activities	9,792	(26,991)	(20,536)	—	(37,735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	558,310	—	79,427	—	637,737
Payments of long-term debt	(312)	(30,567)	(467,892)	—	(498,771)
Decrease in short-term borrowings	—	—	2,022	—	2,022
Intercompany debt	(468,372)	—	468,372	—	—
Financing costs	(14,272)	—	(2,115)	—	(16,387)
Purchase of ESOP shares	(8,310)	—	—	—	(8,310)
Exercise of stock options	20	—	—	—	20
Tax benefit from vesting of restricted stock	23	—	—	—	23
Other, net	(94)	39,795	(39,795)	—	(94)
Net cash provided by financing activities	66,993	9,228	40,019	—	116,240

Net cash used in discontinued operations	—	—	(561)	—	(561)

Effect of exchange rate changes on cash and equivalents	—	—	1,142	—	1,142

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	73,174	(32,004)	(2,635)	—	38,535
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	74,600	57,113	38,089	—	169,802
CASH AND EQUIVALENTS AT END OF PERIOD	$147,774	$25,109	$35,454	$—	$208,337

GRIFFON CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
For The Six Months Ended March 31, 2010

($ in thousands)	Parent Company	Guarantor Companies	Non-Guarantor Companies	Elimination	Consolidation
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,324	$16,494	$16,767	$(33,261)	$6,324

Net cash provided by (used in) operating activities	$(12,147)	$16,993	$665	—	$5,511

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(565)	(14,360)	(2,764)	—	(17,689)
Intercompany distributions	5,000	(5,000)	—	—	—
Decrease in equipment lease deposits	—	28	—	—	28
Net cash provided by (used in) investing activities	4,435	(19,332)	(2,764)	—	(17,661)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	100,000	—	—	—	100,000
Payments of long-term debt	(29,987)	(23,789)	(121)	—	(53,897)
Financing costs	(4,145)	—	—	—	(4,145)
Exercise of stock options	285	—	—	—	285
Tax benefit from vesting of restricted stock	99	—	—	—	99
Other, net	37	9,544	(9,544)	—	37
Net cash provided by (used in) financing activities	66,289	(14,245)	(9,665)	—	42,379

Net cash used in discontinued operations	—	—	(269)	—	(269)

Effect of exchange rate changes on cash and equivalents	—	—	(2,351)	—	(2,351)

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	58,577	(16,584)	(14,384)	—	27,609
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	223,511	37,865	59,457	—	320,833
CASH AND EQUIVALENTS AT END OF PERIOD	$282,088	$21,281	$45,073	$—	$348,442